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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2003

REGISTRATION NO. 333-33237

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA	98-0101955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10579 Bradford Road, Suite 103 Littleton, Colorado, 80127-4247 (303) 830-9000 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Allan J. Marter, Chief Financial Officer
Golden Star Resources Ltd.
10579 Bradford Road, Suite 103
Littleton, Colorado, 80127-4247
(303) 830-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To Deborah J. Friedman Michelle H. Shepston Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☒    333-33237

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

EXPLANATORY NOTE

        We are filing this Post-Effective Amendment No. 1 pursuant to Rule 462(d) of the Securities Act of 1933 for the sole purpose of filing certain exhibits to Registration Statement No. 333-33237, and accordingly, it shall become effective immediately upon filing with the Securities and Exchange Commission.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement (1)
1.2	Form of Agency Agreement (1)
4.1
Incorporating Documents of the Company, including: Articles of Arrangement dated May 14, 1992, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated May 15, 1992; Certificate of Amendment dated May 15, 1992, with Articles of Amendment; Certificate of Amendment dated March 26, 1993, with Articles of Amendment; Articles of Arrangement dated March 7, 1995, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated March 14, 1995; Certificate of Amendment dated July 29, 1996, with Articles of Amendment; and Certificate of Amendment dated July 10, 2002, with Articles of Amendment (all incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on January 23, 2003)
4.2
Bylaws of the Company, including: Bylaw Number One, amended and restated as of April 3, 2002 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (Reg. No. 333-102225) filed on December 27, 2002); Bylaw Number Two, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on January 23, 2003); and Bylaw Number Three, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on January 23, 2003)
4.3
Rights Agreement dated as of April 24, 1996, between the Company and the R-M Trust Company as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K filed on January 23, 2003); Amendment to Rights Agreement between the Company and CIBC Mellon Trust Company (formerly, the R-M Trust Company) dated as of June 30, 1999 (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the period ended June 30, 1999)
4.4	Form of Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3/A (Reg. No. 333-91666) filed on July 15, 2002)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Associated Mining Consultants Ltd.
23.3	Consent of Dave Alexander and Mitchell Wasel
23.4	Consent of Francis Clouston
24	Power of Attorney (included on signature page hereof)

(1)
To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-33237 to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado, on August 6, 2003.

GOLDEN STAR RESOURCES LTD.
By:	/s/ PETER J. BRADFORD Peter J. Bradford President and Chief Executive Officer

        Each of the undersigned hereby constitutes and appoints Peter J. Bradford and Allan J. Marter, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Golden Star Resources Ltd. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-33237 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT R. STONE Robert R. Stone	Chairman of the Board of Directors	August 6, 2003
/s/ PETER J. BRADFORD Peter J. Bradford	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2003
/s/ DAVID K. FAGIN David K. Fagin	Director	August 6, 2003
/s/ IAN MACGREGOR Ian MacGregor	Director	August 6, 2003
James E. Askew	Director	August , 2003
/s/ ALLAN J. MARTER Allan J. Marter	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2003

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
1.2	Form of Agency Agreement (1)
4.1
Incorporating Documents of the Company, including: Articles of Arrangement dated May 14, 1992, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated May 15, 1992; Certificate of Amendment dated May 15, 1992, with Articles of Amendment; Certificate of Amendment dated March 26, 1993, with Articles of Amendment; Articles of Arrangement dated March 7, 1995, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated March 14, 1995; Certificate of Amendment dated July 29, 1996, with Articles of Amendment; and Certificate of Amendment dated July 10, 2002, with Articles of Amendment (all incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on January 23, 2003)
4.2
Bylaws of the Company, including: Bylaw Number One, amended and restated as of April 3, 2002 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (Reg. No. 333-102225) filed on December 27, 2002); Bylaw Number Two, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on January 23, 2003); and Bylaw Number Three, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on January 23, 2003)
4.3
Rights Agreement dated as of April 24, 1996, between the Company and the R-M Trust Company as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K filed on January 23, 2003); Amendment to Rights Agreement between the Company and CIBC Mellon Trust Company (formerly, the R-M Trust Company) dated as of June 30, 1999 (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the period ended June 30, 1999)
4.4	Form of Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3/A (Reg. No. 333-91666) filed on July 15, 2002)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Associated Mining Consultants Ltd.
23.3	Consent of Dave Alexander and Mitchell Wasel
23.4	Consent of Francis Clouston
24	Power of Attorney (included on signature page hereof)

(1)
To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

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EXPLANATORY NOTE
  Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX